Exhibit 10.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered as of this 18th day of October, 2004 by and among Exelixis, Inc., a Delaware corporation (the “Parent”), X-Ceptor Therapeutics, Inc., a Delaware corporation (the “Company”), and those certain holders of capital stock of the Company listed in Annex I hereto (the “Holders”).

WHEREAS, pursuant to the Agreement and Plan of Merger entered into as of September 27, 2004 (the “Merger Agreement”) among Parent, XBO Acquisition Corp., a Delaware corporation (“Merger Sub”), and the Company, Merger Sub will merge with and into the Company, and the Company will be the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”);

WHEREAS, pursuant to the Merger Agreement, the shares of the common stock and preferred stock of the Company outstanding immediately prior to the effective time of the Merger (the “Company Common Stock” and the “Company Preferred Stock,” respectively, and collectively, the “Company Stock”) shall be cancelled, and the Company Preferred Stock held by the Holders shall be converted into the right to receive shares of common stock of Parent (“Parent Common Stock”);

WHEREAS, as a condition of entering into the Merger Agreement, the Company has requested, for the benefit of the Holders, the registration rights set forth below.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.               Certain Definitions

As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Prospectus” shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a registration statement or similar documents in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registration Expenses” shall mean all reasonable expenses incurred by Parent in complying with Section 2 hereof, including all registration and filing fees, listing fees for the Parent Common Stock, printing expenses, fees and disbursements of counsel for Parent, and blue sky fees and expenses in all states.

“Registrable Securities” shall mean the Parent Common Stock issued pursuant to the Merger Agreement (including without limitation shares of Parent Common Stock issued pursuant to Sections 2.6 and 2.7 thereto) and any securities into which Parent Common Stock is converted or for which Parent Common Stock is exchanged; provided, however, that a Holder’s Registrable Securities shall cease to be Registrable Securities when all shares held by such Holder may be sold in a three-month period pursuant to Rule 144 taking into consideration volume limitations under Rule 144(e) relating to one percent of the shares outstanding of Parent but not taking into consideration the average weekly trading volume.

“Registration Statement” shall mean any registration statement filed under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” shall mean Rule 144 under the 1933 Act, as such rule may be amended from time to time, or any similar rule or regulation adopted by the SEC (excluding Rule 144A).

“SEC” means the U.S. Securities and Exchange Commission.

2.               Shelf Registration.

(a)                                  Registration Statement.  Not later than 90 days after the Effective Date (as defined in the Merger Agreement), Parent shall prepare and file with the SEC one Registration Statement pursuant to Rule 415 under the 1933 Act covering the Registrable Securities (the “Shelf Registration”).  The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders from time to time.

(b)                                 Effectiveness. Parent shall use its commercially reasonable efforts to cause the Shelf Registration to become effective not later than 180 days after the Effective Date.  Subject to the requirements of the 1933 Act, including without limitation, requirements relating to updating through post-effective amendments or otherwise, Parent shall use its commercially reasonable efforts to keep the Shelf Registration continuously effective until the earliest of (i) such time as all Registrable Securities may be sold in a three month period pursuant to Rule 144 taking into consideration volume limitations under Rule 144(e) relating to one percent of the shares outstanding of Parent but not taking into consideration the average weekly trading volume, (ii) such time as all of the Registrable Securities have been sold or otherwise disposed of by the Holders and (iii) the second anniversary of the Effective Date.  Parent shall use its commercially reasonable efforts to take such actions under the laws of various states as may be required to cause the resale of the Registrable Securities pursuant to the Shelf Registration to be lawful.

(c)                                  Suspension Period.  Following the effectiveness of a Registration Statement filed pursuant to this Section 2, Parent may, at any time, suspend the effectiveness of such Registration Statement for up to 45 days, as appropriate (a “Suspension Period”) if Parent determines in good faith that it would be detrimental to Parent and its stockholders to use a Prospectus under the Registration Statement because of a development or potential development involving Parent which Parent would be obligated to disclose in the Prospectus, but which disclosure would be premature at such time or in Parent’s reasonably judgment have a material adverse effect upon Parent or its stockholders, and prior to suspending such use, Parent provides the holders of Registrable Securities with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. Parent may not use more than two Suspension Periods in any six-month period.  Parent shall use its commercially reasonable efforts to limit the duration and number of any Suspension Periods.  Each Holder agrees that, upon receipt of any notice from Parent of a Suspension Period, such Holder shall forthwith discontinue disposition of shares covered by such Registration Statement or Prospectus until such Holder (i) is advised in writing by Parent that the use of the applicable Prospectus may be resumed, (ii) has received copies of a supplemental or amended Prospectus, if applicable, and (iii) has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such Prospectus.

3.               Expenses of Registration.  All Registration Expenses shall be borne by Parent; provided, however, that the term Registration Expenses shall not include, and in no event will the Parent be obligated to pay, stock transfer taxes or underwriters’ or brokers’ discounts or commissions relating to Registrable Securities and all fees and disbursements of any counsel of any holder of Registrable Securities.

4.               Parent Obligations.  Parent shall:

(a)                                  use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to any Registration Statement and associated Prospectus as may be necessary to keep such Registration Statement effective;

(b)                                 use its reasonable best efforts to furnish to each Holder such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder;

(c)                                  use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness and, if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(d)                                 use its reasonable best efforts to prior to any public offering of Registrable Securities, register or qualify such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the holders of Registrable Securities may reasonably request and do any and all other reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section, (ii) subject itself to general taxation in any such jurisdiction, (iii) file a general consent to service of process in any such jurisdiction, (iv) provide any undertakings that cause Parent undue expense or burden, or (v) make any change in its charter or bylaws;

(e)                                  use its reasonable best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on the securities exchange, interdealer quotation system or other market on which similar securities issued by Parent are then listed; and

(f)                                    use its reasonable best efforts to, as promptly as practicable, notify each Holder, at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or as promptly as practicable after becoming aware of any event as a result of which, the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchaser of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

5.               Obligations of Holders.

(a)                                  It shall be a condition precedent (severally as to each Holder) to the obligations of Parent to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a Holder that such Holder shall furnish in writing to Parent such information regarding himself, herself or itself, the Registrable Securities held by such Holder and the intended method of disposition of such Registrable Securities held by such Holder as shall be reasonably required to effect the registration of such Registrable Securities, and shall execute such documents in connection with such registration as Parent may reasonably request.  At least fifteen (15) business days prior to the first anticipated filing date of the Registration Statement, Parent shall notify each Holder of the information Parent requires from such Holder if such Holder elects to have any of its Registrable Securities included in the Registration Statement.

(b)                                 Each Holder agrees to cooperate with Parent as reasonably requested by Parent in connection with the preparation and filing of the Registration Statement hereunder, unless such Holder has notified Parent in writing of an election to exclude all of the Registrable Securities held or owned by such Holder from the Registration Statement.

(c)                                  Each Holder agrees that, upon receipt of any notice from Parent suspending the effectiveness of the Registration Statement or of any event rendering the Registration Statement no longer effective, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities held or owned by it until such Holder’s receipt of the copies of the supplemented or amended Prospectus filed with the SEC and declared effective and, if so directed by Parent, such Holder shall deliver to Parent (at the expense of Parent) or destroy (and deliver to Parent a certificate of destruction) all copies in such Holder’s possession (except copies for the files of a Holder) of the Prospectus covering the Registrable Securities current at the time of receipt of such notice.

6.               Indemnification.

(a)                                  Indemnification by Parent.  Parent agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors, partners and employees and each person who controls such Holder (within the meaning of the 1933 Act) against all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorney’s fees) and expenses (collectively, “Loss”) caused by (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any preliminary prospectus or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon any information furnished in writing to Parent by such Holder, expressly for use therein or results from such Holder’s failure to deliver a copy of a Registration Statement or Prospectus (or any amendment or supplement thereto or any final Prospectus that corrects an untrue statement or omission of a material fact in a preliminary prospectus) after Parent has furnished such Holder with a copy thereof, or (ii) any violation by Parent of any federal, state or common law, rule or regulation applicable to Parent in connection with any

Registration Statement, Prospectus or any preliminary prospectus, or any amendment or supplement thereto.

(b)                                 Indemnification by Holder of Registrable Securities.  In connection with any registration pursuant to the terms of this Agreement, each Holder holding Registrable Securities will furnish to Parent in writing such information as Parent reasonably requests concerning such Holder or the proposed manner of distribution for use in connection with any Registration Statement or Prospectus and each such Holder, severally and not jointly, agrees to indemnify and hold harmless, to the fullest extent permitted by law, Parent, its directors, officers, employees, stockholders, affiliates and each person who controls Parent (within the meaning of Section 15 of the 1933 Act) against any Loss resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or amendment or supplement thereto or necessary to make the statement therein not misleading, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by such Holder to Parent specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto.  In no event shall the aggregate liability of any Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue statement or omission) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                  Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (x) the indemnifying party has agreed to pay such fees or expenses, or (y) the indemnifying party shall have failed to timely assume the defense of such claim and employ counsel reasonably satisfactory to such person or (z) in the reasonable judgment of any such person, a conflict of interest exists between such person and the indemnifying party with respect to such claims, in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person; and provided further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional terms thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)                                 Contribution.  If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the aggregate contribution obligation of any Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder and the amount of any damages such Holder has otherwise been required to pay be reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

7.               Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public, subject in all cases to applicable law and the terms and conditions set forth herein, Parent agrees to use its commercially reasonable efforts to:

(a)                                  make and keep public information available, as those terms are understood and defined in Rule 144, as long as Registrable Securities are outstanding;

(b)                                 file with the SEC, in a timely manner, all reports and other documents required of the Company under the 1933 Act and the 1934 Act;

(c)                                  so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by Parent as to its compliance with the reporting requirements of Rule 144 and of the 1934 Act; a copy of the most recent annual or quarterly report of Parent; and such other reports and documents as a Holder may reasonably request in availing itself or any rule or regulation of the SEC allowing it to sell any such securities without registration or pursuant to a registration on Form S-3; and

(d)                                 take all such action (including without limitation the furnishing of the information described in Rule 144(d)(4)) as may be necessary or helpful to facilitate a sale of Registrable Securities by a Holder.

8.     Miscellaneous.

(a)                                  Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

 (b)                              Amendments and Waivers.  This Agreement may be amended only by a writing signed by the Company and the Holders holding a majority of the then outstanding Registrable Securities.  Parent may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Parent shall have obtained the written consent to such amendment, action or omission to act, of the Holders holding a majority of the then outstanding Registrable Securities.

(c)                                  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by overnight courier or facsimile to the parties at the following addresses and numbers or at such other addresses and numbers as shall be specified by the parties by like notice:

(i)                                     if to Parent, to:

Exelixis, Inc.

170 Harbor Way

P.O. Box 511

So. San Francisco, CA 94083-0511

(650) 837-7951

Attention:  VP Legal Affairs and Secretary

with a copy, which shall not constitute notice, to:

Kenneth Ebanks, Esq.

Covington & Burling

One Front Street; 35th Floor

San Francisco, CA 94111

(415)955-6589

(ii)                                  if to the Holders, to the address and/or facsimile number set forth opposite such Holders name on Annex I.

(d)                                 Notice so given shall (in the case of notice so given by mail) be deemed to be given when received and (in the case of notice so given by facsimile or personal delivery) on the date of actual transmission or (as the case may be) personal delivery.

(e)                                  Assignments and Transfers by Holders.  This Agreement and all the rights and obligations of each Holder hereunder may not be assigned or transferred to any transferee or assignee except as set forth herein.  Each Holder may make such assignment or transfer only to a transferee or assignee of Registrable Securities that is (i) an affiliate (as such term is defined in Rule 405 of the 1933 Act) or (ii) a partner or member of a Holder making such transfer or assignment; provided, that (x) such transfer or assignment is made expressly subject to the applicable provisions of this Agreement and the transferee or assignee agrees in writing to be bound by the applicable terms and conditions hereof, and (y) Parent is provided with written notice of such assignment.  Any such transferee or assignee shall thereafter be considered a “Holder” for purposes of this Agreement.

(f)                                    Benefits of the Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(g)                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(h)                                 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(i)                                     Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

(j)                                     Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(k)                                  Entire Agreement.  This Agreement, together with the agreements and documents referred to in the Merger Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement, together with the agreements and documents referred to in the Merger Agreement, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(l)                                     Applicable Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflicts of law.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Parent:	Exelixis, Inc.

	By:	/s/ Christoph Pereira
Name: Christoph Pereira
Title: VP Legal Affairs & Secretary

Holder:	[Executed by each of the holders listed in ANNEX I]
Name:
Title:

Company:	X-Ceptor Therapeutics, Inc.

	By:	/s/ Kevin J. Kinsella
Name: Kevin J. Kinsella
Title: Chairman, President & Chief Executive

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

ANNEX I

HOLDERS

Name
Ira Schulman
Raju Mohan
Andrew Cubitt
Donna Tran
Janis C. Naeve
DP IV Associates, L.P.
Ronald M. Evans, Ph.D.
Bert W. O'Malley, M.D.
David Mangelsdorf, Ph.D.
Richard A. Heyman
Robert P. Giargiari
Ming Wei Wang
Farallon Capital Institutional Partners II, L.P.
Farallon Capital Institutional Partners III, L.P.
RR Capital Partners, L.P.